EXHIBIT 23 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 2001, included in New Horizon Kids Quest, Inc.'s Form 10-KSB for the year ended December 31, 2000, into the Company's previously filed Registration File Nos. 33-04384 and 333-49785.


                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                   BOULAY, HEUTMAKER, ZIBELL & CO. P.L.L.P.



Minneapolis, Minnesota,
   March 29, 2001